                                LNB Bancorp, Inc.

                            Exhibit to Form 11 - K/A

                                AMENDMENT NO. 1

                  (for the fiscal year ended December 31, 2003)

                           S - K Reference Number (99)



            Annual report of The Lorain National Bank 401(k) Plan for
                        the year ended December 31, 2003

(COVER EMBOSSED WITH LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

The Lorain National Bank
401(k) Plan

Financial Statements and Schedules

December 31, 2003 and 2002

(With Report of Independent Registered Public Accounting Firm Thereon)

The Lorain National Bank 401(k) Plan

Table of Contents

                                                       Page

      Report of Independent Registered Public          1
      Accounting Firm

      Statements of Assets Available for Plan Benefits,
      - December 31, 2003 and 2002                     2

      Statement of Changes in Assets Available for
      Plan Benefits, -  Year ended
      December 31, 2003                                3

      Notes to Financial Statements                    4

      Schedules

      1 Schedule H, Line 4i - Schedule of Assets
        (Held at End of Year) - December 31, 2003      9

      2 Schedule H, Line 4j - Schedule of Reportable
        Transactions - Year ended December 31, 2003    10


      All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and, accordingly, have been omitted.

(LETTERHEAD)
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

            Report of Independent Registered Public Accounting Firm

The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
 401(k) Plan:

We have audited the accompanying statements of assets available for plan benefits of The Lorain National Bank 401(k) Plan (Plan) as of December 31, 2003 and 2002, and the related statement of changes in assets available for plan benefits for the year ended December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan as of December 31, 2003 and 2002, and the changes in those assets for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, line 4i-Schedule of Assets (Held at End of Year) as of December 31, 2003, and Schedule H, line 4j - Schedule of Reportable Transactions for the year ended December 31, 2003, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
Cleveland, Ohio
June 11, 2004

(LOGO)
Member Firm of
KPMG International

                      THE LORAIN NATIONAL BANK 401(K) PLAN

             Statements of Assets Available for Plan Benefits

                           December 31, 2003 and 2002


                                                         2003         2002
                                                      ----------   ----------
Assets:
  Short-term cash investments                        $   291,538      229,633
  Investments, at fair value (notes 3 and 6)
    Common stock - LNB Bancorp, Inc.                   3,943,317    3,869,193
    Mutual Funds                                       1,160,202      593,754
  Participant loans, at cost                               6,726          -0-
  Dividends and interest receivable                       37,992       38,741
  Contribution receivable                                184,435       19,497
  Receivable from employer (note 8)                         --         11,871
                                                      ----------   ----------
      Total assets available for plan benefits       $ 5,624,210    4,762,689
                                                      ==========   ==========


    See accompanying notes to financial statements.

                      THE LORAIN NATIONAL BANK 401(K) PLAN


                  Statement of Changes in Assets Available for
                                 Plan Benefits

                          Year ended December 31, 2003

  Additions:
    Investment income:
      Dividends                                     $  151,852
      Interest                                           7,676
      Net appreciation in fair
        value of investment  (note 3)                  635,962
                                                     ---------
              Total investment income                  795,490
                                                     ---------
    Contributions:
      Employer                                         388,002
      Participants                                     522,505
      Participant rollovers                             22,376
                                                     ---------
              Total contributions                      932,883
                                                     ---------
              Total additions                        1,728,373

  Deductions:
    Distributions to participants                     (866,852)
                                                     ---------
              Increase in assets available
                for plan benefits                      861,521

  Assets available for plan benefits:
    Beginning of year                                4,762,689
                                                     ---------
    End of year                                    $ 5,624,210
                                                     =========


  See accompanying notes to financial statements.

                      THE LORAIN NATIONAL BANK 401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002


(1)  Description of the Plan

     The following is a general description of The Lorain National Bank 401(k) Plan (Plan). Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)   General

           The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank and related Bancorp affiliates for which the Bank acts as common paymaster. An employee is eligible to participate in the Plan after the attainment of age 19 and completion of 90 days of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974
          (ERISA).

           Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The Plan stipulates that employer matching contributions will be invested in LNB Bancorp, Inc. common stock and short-term cash investments.

           The board of directors of Lorain National Bank, the Corporation's wholly owned subsidiary, authorized the Bank as employer and trustee to execute an Adoption Agreement for a 401(k) Plan and Trust (the
           Plan), effective January 1, 2001. The Plan amended and restated the Lorain National Bank Stock Purchase Plan. The Plan is established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan was submitted to the IRS for determination by the IRS that the Plan is qualified under
           Section 401(a) of the Internal Revenue Code and that its trust qualified under Section 501(a) of the Internal Revenue Code. LNB Bancorp, Inc. believes that the Plan complies with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan offers the investment choices of Money Market Mutual Funds,
           U. S. Treasury Index Funds, Equity Mutual Funds, International Mutual Funds and LNB Bancorp, Inc. common stock.

                      THE LORAIN NATIONAL BANK 401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

     (b)   Contributions

           Employee contributions are limited to the maximum dollar limits set by the IRS which is $12,000 for 2003, plus a $2,000 catch-up contribution for employees over the age of 50. Based on number of hours worked or paid, certain participants in the plan are eligible to receive Company contributions. The amount of Company contributions was $388,002 for 2003. The Company makes a contribution to the employee's plan account biweekly.

           Employee contributions are invested according to participant investment elections for pretax contributions. If an employee has not made investment elections, the employee contributions will be invested in the Federated Money Market Fund. Employer contributions are not participant-directed and are invested in LNB Bancorp, Inc. common stock.

                      THE LORAIN NATIONAL BANK 401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

           To receive a Company contribution, a participant must be employed on the last day of the Plan year. A participant's account also receives the Company contribution for the year in which they retire, become disabled, or die.

     (c)   Participant Accounts

           Each participant's account is credited with the participant's contribution and the Company's contribution, and an allocation of Plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

     (d)   Forfeitures

           At December 31, 2003, forfeited nonvested accounts had a zero balance. Forfeitures are to be used to reduce future employer contributions.

     (e)   Investments

           The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade-date basis. Interest income is recorded on the accrual method of accounting.

     (f)   Vesting

           Participants are immediately vested in their voluntary contribution plus any earnings accrued thereon. Beginning January 1, 2002, participants immediately vest in the Company's contribution.

     (g)   Payment of Benefits

           Upon termination of service, the vested amount of the Company's contributions and earnings thereon is paid at the election of the participant in cash. Participants can elect to receive their voluntary contributions and earnings thereon in a single lump-sum cash payment or in substantially equal installments over a period of not more than the assumed life expectancy of the participant and the participant's beneficiary.

                      THE LORAIN NATIONAL BANK 401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

     (h)   Withdrawals

           Aside from normal retirement distributions, pretax savings may be withdrawn only upon attainment of age 65. In accordance with plan provisions, pretax savings may also be withdrawn for reasons of extreme financial hardship as defined under federal law. An employee can make only one withdrawal in any twelve-month period, relative to the Stock Purchase Plan provision, of pre-2000 after tax dollars and Company match.

                      THE LORAIN NATIONAL BANK 401(k) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

     (i)   Participant Loans

           Participants may borrow from their account a minimum of $1,000 up to a maximum of the lesser of $50,000 or 50% of their account balance, whichever is less. The participant loans are secured by the balance in the participant's account and are charged a rate of interest commensurate with local prevailing rates as determined by the plan administrator. Principal and interest is paid ratably through monthly payroll deductions.


     (j)   Plan Expenses

           The administrative expenses of the Plan are paid by the Bank.

     (k)   Plan Administrator

           The plan administrator is the President and Chief Executive Officer of the Bank.

(2)  Significant Accounting Policies

     (a)   Basis of Presentation

           The financial statements of the Plan are prepared using the accrual basis of accounting.

     (b)   Investment Valuation and Income Recognition

           The Plan's investments are stated at fair value. Quoted market prices are used to value investments. Purchases and sales of securities are recorded on a trade-date basis. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual method of accounting.

     (c)   Use of Estimates

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires Plan management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(3)  Investments

     The following table presents the fair value of investments at December 31, 2003 and 2002. Items that represented 5% or more of the Plan's assets are separately identified.

                                              2003             2002
                                         --------------  ---------------
     Common stock - LNB Bancorp, Inc.:
     194,252 and 142,512 common shares in
     2003 and 2002, respectively          $ 3,943,317       3,869,193
       Mutual funds                         1,160,202         593,754


                      THE LORAIN NATIONAL BANK 401(K) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

     During the year ended December 31, 2003, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

         Common stock - LNB Bancorp, Inc.   $  439,570
         Mutual funds                          196,392
                                            ----------
                                            $  635,962
                                            ==========
(4)  Plan Termination

     The Company has voluntarily agreed to make contributions to the Plan. Although the Company has not expressed any intent to terminate the Plan agreement, it may do so at any time. In the event of such termination, each participant will receive 100% of the amounts contributed to the Plan and earnings thereon, and the vested amount of the Company's matching contribution.

(5)  Federal Income Taxes

     The Internal Revenue Service (IRS) issued its latest determination letter on January 27, 2003, which stated that the Plan and underlying Trust, as designed, qualify under the applicable provisions of the Internal Revenue Code (Code). In the opinion of the plan administrator, the Plan and its underlying Trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

(6)  Party-in-interest Transactions

     The following is a summary of transactions in common stock of LNB Bancorp, Inc., 100% owner of the Bank, during the year ended
     December 31, 2003:

                                               Number
                                              of Shares       Fair Value
                                              ---------       ----------
     Balance at December 31, 2002               142,512      $ 3,869,193

       Stock split                               68,079                -
       Purchases                                 18,466          420,257
       Distributions                            (24,357)        (555,348)
       Sales                                    (10,448)        (230,355)
       Net appreciation                               -          439,570
                                                -------      -----------
     Balance at December 31, 2003               194,252      $ 3,943,317
                                                =======      ===========

                      THE LORAIN NATIONAL BANK 401(K) PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(7)  Assets Available for Distribution to Participants

                                                      2003          2002
                                                 ------------  ------------
     Assets payable to terminated participants    $   737,725        27,101
     Assets available for continuing participants   4,886,485     4,735,588
                                                 ------------  ------------
                                                  $ 5,624,210     4,762,689
                                                 ============  ============

(8)  Prohibited Transaction

During portions of 2000 and 2001 the Plan and its predecessor, The Lorain National Bank Stock Purchase Plan, purchased shares of LNB Bancorp, Inc. common stock (LNB Stock), consistently near the close of the trading day, through open market trades using registered brokerage firms. Since it is possible that a purchase of LNB Stock at the close of the day could cause the price of LNB Stock to be slightly higher than it might otherwise have been if the trading day had ended without a sale, LNB elected to treat such end of day purchases as prohibited transactions.

Pursuant to its decision to treat such end of day purchases by the Plans as prohibited transactions, LNB voluntarily corrected such transactions. The impact of this potential overpayment of the purchase price was calculated in accordance with Department of Labor guidelines and amounted to $10,176, plus interest of $1,695. The total correction amount, including accrued interest was paid by LNB to the Plan on June 13, 2003, and is included as a receivable from employer in the statement of assets available for plan benefits and as an employer contribution in the statement of changes in assets available for plan benefits at December 31, 2002.

                                                             Schedule 1

                      THE LORAIN NATIONAL BANK 401(k) PLAN

                                EIN: 34-0869480
                                PLAN NUMBER: 003

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                                December 31, 2003

  (a)          (b)                    (c)                   (d)         (e)
-------- ------------------ -------------------------    ---------   ---------
                            Description of investment
        Identity of issue,  including maturity date,
         borrower, lessor   rate of interest, collateral,             Current
        or similar party    par or maturity value           Cost        value
-------- ------------------ -------------------------    ---------   ---------

*       LNB Bancorp, Inc.    194,252 shares of           $1,810,818  3,943,317
                              LNB Bancorp, Inc.
                              common stock

*       Lorain National Bank Treasury Trust Fund         $  291,538    291,538
                             Mutual funds
        Northern             Northern Institutional
       Institutional Funds    Funds Balanced Fund              **       94,640
        Northern             Northern Institutional
        Institutional          Focused Growth Portfolio        **       97,701
        Portfolio
        Northern             Northern Institutional
       Institutional Funds   Funds US Treasury Index A         **      171,325
        Vanguard Fund        Vanguard Explorer Fund            **      165,396
        Vanguard Fund        Vanguard International Value
                               Fund                            **       70,183
        Vanguard Fund        Vanguard 500 Index Fund                   229,376
        Dodge & Cox          Dodge & Cox Stock Fund            **      331,581

*       Participant          Participant loans at rates
          Loans              of interest ranging from
                             4.5% to 9.5% and various
                             maturity dates through
                             2008                             ***        6,726
                                                                     ---------
                                    Total                            5,401,783



*   Party in interest
** Historical cost information is no longer required on the Schedule of Assets Held for Investments at End of Year for participant-directed investments.
*** Cost of participant loans is $0 as indicated by the instruction to Form 5500. See accompanying report of independent registered public accounting firm.

                                                        Schedule 2

                      THE LORAIN NATIONAL BANK 401(k) PLAN

                                EIN: 34-0869480
                                PLAN NUMBER: 003

         Schedule H, Line 4j - Schedule of Reportable Transactions Year
                            ended December 31, 2003

Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:

        (a)                 (b)                (c)        (d)       (e)
--------------------  -----------------     ----------  --------  ---------
                                            Total       Total
                                            dollar      dollar
  Identity of          Description          value of    value     Lease
  party involved       of assets            purchases   of sales  rental
--------------------  -----------------     ----------  ---------  ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       52 purchases         $  362,880        -        -
                       26 sales                     -     146,760      -

* Lorain National Bank Treasury Trust Fund;
                       139 purchases        $1,129,337        -        -
                       121 sales            $       -   1,067,432      -
                                           =========== ========== ==========

Schedule of Reportable Transactions Continued
       (a)                  (b)                (f)        (g)      (h)
--------------------  -----------------   ------------ --------- ---------
                                                                  Current
                                          Expenses                value of
                                          incurred                asset on
  Identity of         Description         with         Cost of    transaction
  party involved      of assets           transaction  asset      date
--------------------  -----------------   ------------ --------   -----------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       52 purchases              -       362,880    362,880
                       26 sales                  -       146,760    230,355

* Lorain National Bank Treasury Trust Fund;
                       139 purchases             -     1,129,337  1,129,337
                       121 sales                 -     1,067,432  1,067,432
                                          ============ =========  =========

                                                           Schedule 2


                      THE LORAIN NATIONAL BANK 401(k) PLAN

                                 EIN: 34-0869480
                                PLAN NUMBER: 003

           Schedule H, Line 4j - Schedule of Reportable Transactions
                     Continued Year ended December 31, 2003


      (a)                  (b)                 (i)
--------------------  -----------------     ----------
  Identity of          Description          Net gain
  party involved       of assets            or (loss)
--------------------  -----------------     ----------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       52 purchases              -
                       26 sales                83,595

* Lorain National Bank Treasury Trust Fund;
                       139 purchases             -
                       121 sales                 -
                                             ==========




* Party in interest

  See accompanying report of independent registered public accounting firm.